                                                                Exhibit 1.A.5(b)

                                                                     NEV-43

Rider:   Level Term Insurance

The Company agrees that if the Insured dies while this Rider is in force, the Policy proceeds will be increased by the amount of Level Term Insurance shown in the Policy Schedule. (See Section 1 of the Policy.)

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. No premium will be due or payable for the Rider for any period after the death of the Insured or the termination of the Rider.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Suicide Within Two Years
If the Insured dies by suicide within two years from the Date of Issue of this Rider, the amount of Level Term Insurance will not be paid. The amount payable under the Rider will be limited to the premiums paid for the Rider.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash Value.

Exchange Option
The Owner may exchange this Rider for a new policy. The new policy will be issued:

 .    Without proof of insurability;

 .    With a Face Amount equal to the amount of term insurance then provided by this Rider;

 .    With the same Insured and underwriting class as this Rider;

 .    On any plan of Variable Life insurance issued by the Company on the Policy
     Date of the new policy;

 .    On a policy form and at premium rates in use by the Company on the Policy
     Date of the new policy;

 .    Subject to any assignments and limitations to which this Rider is subject;
     and to the exchange cost described below; and

 .    As either an "Original Date Exchange" or a "Current Date Exchange," at the
     election of the Owner.

Original Date Exchange
The new policy will have a Policy Date and Age of Insured as of the date the first rider year began. The exchange cost will be the greater of:

103% of the reserve for the new policy; and

The total premiums to date for the new policy, less the total premiums for the Rider from the Policy Date of the new policy to the date of exchange, with interest at the rate of 5% per year compounded yearly.

Current Date Exchange
The new policy will have a current Policy Date and Age of Insured. The exchange is subject to payment of the first premium for the new policy.

Exchange With Waiver of Premiums Rider
If this Policy has a rider for Waiver of Premiums for disability, the new policy can have a similar Waiver of Premiums Rider, but only if:

 .    The new policy is not a single premium plan;

 .    The person insured under the Waiver of Premiums Rider has not been disabled within two years before the exchange; or

 .    The new policy is a Current Date Exchange. In this case if the person insured under the Waiver of Premiums Rider is disabled at the time of the exchange, premiums for the new policy will be waived as if the rider had been in force when the disability commenced.

Automatic Exchange With Waiver of Premiums Rider
At the Expiry Date of this Rider. if premiums are being waived under a rider for Waiver of Premiums for disability. then an automatic Current Date Exchange will be made. The new policy will be on the plan being issued by the Company which is most similar to the plan on which this Policy is written. A similar Waiver of Premiums Rider will be attached to the new policy. Premiums for the new policy will be waived as if the rider had been in force when the disability commenced.

Termination
This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy other than by death; (c) exchange of the Rider for a new policy; (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider; or (e) the Expiry Date shown for the Rider in the Policy Schedule.

New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street. Boston, Massachusetts



Robert A. Shafto                H. James Wilson
/s/                             /s/
President                       Secretary

                                                                          NEV-50

Rider:  Spouse Insurance

The Company agrees that if the Insured Spouse dies while this Rider is in force, the Amount Insured under the Rider will be paid in one sum to the Beneficiary of the Rider.

Amount Insured
The Amount Insured under this Rider is the amount shown for the Rider in the Policy Schedule. (See Section 1 of the Policy.)

Insured Spouse
The Insured Spouse is named in the application for this Rider.

The Insured
The "Insured" referred to in this Rider is the Insured under the Policy to which the Rider is attached.

Beneficiary Of This Rider
The Beneficiary of this Rider: (a) will be the Insured if the Insured is living;
(b) will be the estate of the Insured Spouse if the Insured is dead; and (c) cannot be changed.

Owner Of This Rider
The Owner of This Rider: (a) will be the Owner of the Policy if the Insured is living: (b) will be the Insured Spouse if the Insured is dead; and (c) cannot be changed.

Paid-Up Benefit
If the Insured dies while premiums are being paid for this Rider, it will become fully paid-up for the Amount Insured under the Rider; and no further premiums will be due.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1 of the Policy.) No premium will be due or payable for this Rider for any period after the death of the Insured or the Insured Spouse or the termination of the Rider.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The insurance provided by this Rider will be in force from the Date of Issue of the Rider.

Lapse of Rider
If this Rider lapses because a premium is not paid, any cash value of the Rider will be used to continue the Rider in force as Extended Term Insurance, as stated below.

Extended Term insurance Provision
Extended Term insurance is life insurance for a limited term with no further premiums due. It has cash values, but no loan value. The amount of Extended Term insurance is payable only if the Insured Spouse dies prior to the end of the term.

Extended Term insurance will be provided by using the cash value of the Rider as a net single premium at the age of the Insured Spouse on the due date of the unpaid premium. The amount of Extended Term Insurance will equal the Amount Insured under the Rider. The Table of Values for Spouse Insurance Rider shows samples of the length of the term which the cash value could provide. The term is measured from the due date of the premium in default.

Reinstatement Within 62 Days
If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if the Insured Spouse is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time
This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .     Proof that the Insured Spouse is then insurable; and

 .     Payment, while the Insured Spouse is living, of each overdue premium, plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement
This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the premium in default.

Surrender of Policy or Rider
The Owner of this Rider can surrender it for its cash value at any time by notice to the Company in writing. Upon surrender of either the Policy or this Rider, the Rider will terminate. The cash value of the Rider will be paid to the Owner of the Rider in one sum.

Cash Value
The Table of Values for Spouse Insurance Rider shows samples of the cash Value of the Rider at various dates. The Table assumes all premiums due have been paid. For 90 days after the due date of an unpaid premium, the cash value of the Rider will not be less than on the due date.

Paid-up insurance under the Paid-up Benefit provision and Extended Term insurance have cash values equal to the net single premium which would be required to provide the insurance at the age of the Insured Spouse on the date of the valuation. For 31 days after each policy anniversary, the value will not be less than on the anniversary.

The cash value of this Rider will not increase the cash value of the Policy to which the Rider is attached. This Rider has no loan Value.

Exchange Option
The Owner may exchange this Rider for a new policy. The new policy will be issued:

 .     By New England Mutual Life insurance Company (called "New England Life");

 .     On the life of the Insured Spouse;

 .     Without proof of insurability;

 .     With a Face Amount equal to the amount of term insurance then provided by this Rider;

 .     With the same underwriting class as this Rider;

 .     On any plan of Whole Life or Endowment insurance, with a level face amount, issued by New England Life on the Policy Date of the new policy;

 .     On a policy form and at premium rates in use by New England Life on the
      Policy Date of the new policy;

 .     With a current Policy Date and Age of Insured; and

 .     Subject to any assignments and limitations to which this Rider is subject, and to the exchange cost described below.

The exchange may be made only with the consent of New England Life if:

 .     The amount of this Rider is less than New England Life's published minimum limits of issue; or

 .     Any Rider is to be attached to the new policy.

Exchange Cost
The exchange is subject to payment of the first premium for the new policy.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Insured Spouse for two years from the Date of Issue of the Rider.

Suicide Within Two Years
If the Insured dies by suicide within two years from the Date of Issue of this
Rider:

 .     The Rider will not become paid-up under the Paid-up Benefit provision;

 .     The Rider will terminate; and

 .     The premiums paid for the Rider will be added to the policy proceeds.

If the Insured Spouse dies by suicide within two years from the Date of Issue of this Rider:

 .     The Amount Insured will not be paid;
 .     The Rider will terminate; and

 .     The premiums paid for the Rider will be paid in one sum to the Beneficiary of the Rider.

Age of Insured or Insured Spouse
If the age of either the Insured or the Insured Spouse, or both, has not been correctly stated, the values and benefits for this Rider will be corrected. The values and benefits will be those which the premiums for the Rider would have purchased for the correct age or ages.

Contract
A copy of the application for this Rider and of the Table of Values for Spouse Insurance Rider are attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

Basis of Values
Reserves, cash values and net single premiums are based on the Commissioners 1958 Standard Ordinary Table of Mortality. Continuous functions are used. Interest is at the rate of 4% per year compounded yearly. Reserves are computed by the Commissioners Reserve Valuation Method. The cash value of the Rider will be equal to the full reserve at the end of the tenth rider year. The cash value of the Rider at any time while premiums are being paid is equal to its cash value at the end of the period for which premiums are due and have been paid. When premiums are due and paid for a portion of a rider year, the cash value will reflect the lapse of time and fractional premiums paid for the year. A detailed statement of the method of computing values has been filed with the Insurance Department of the state in which this Rider is to be delivered. All values are equal to or are in excess of the minimums required by the law of that state.

Termination
This Rider will terminate, and its cash value, if any, will be paid in one sum, upon the earliest of: (a) failure to pay any premium for the Rider by the end of its grace period, except as provided in the Extended Term insurance Provision;
(b) termination or maturity of the Policy other than by death of the Insured;
(c) exchange of the Rider for a new policy; (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Rider to terminate the Rider; or (e) the Expiry Date shown for the Rider in the Policy Schedule.


New England Variable Life insurance Company

Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto                      Edward N. Wadsworth
/s/                                   /s/
President                             Secretary

                                                                          NEV-53

Rider:   Children's Insurance

The Company agrees that if an Insured Child dies while the Rider is in force the Amount Insured will be paid to the Beneficiary of the Rider.

Amount Insured. The Amount Insured under this Rider on each Insured Child at and after age 6 months is the amount shown for the Rider in the Policy Schedule, or half of that amount before age 6 months.

Insured Child. Any child, stepchild or legally adopted child of the Insured is an Insured Child if named in the application for this Rider. Any child of the Insured born after the date of the application for this Rider will become an Insured Child at age 15 days. Any child who is legally adopted by the Insured after the date of the application for this Rider but before the child's 18th birthday will become an Insured Child at age 15 days or on the date of adoption, if later. Each Insured Child will cease to be an Insured Child on the first to occur of: (a) his or her 25th birthday; (b) the Expiry Date shown in the Policy Schedule; or (c) exchange of the insurance provided by the Rider on that Insured Child.

The Insured. The "Insured" referred to in this Rider is the Insured under the Policy to which the Rider is attached.

Premiums For This Rider. Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1 of the Policy.) No premium will be due or payable for this Rider for any period after the death of the Insured or the termination of the Rider.

Default in Premium Payment. Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days. If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if each Insured Child is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time. This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that each Insured Child is then insurable; and

 .    Payment, while each Insured Child is living, of each overdue premium, plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement. This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the unpaid premium.

Cash Value. Paid-up insurance on each Insured Child under the Paid-up Benefit provision has a cash value equal to the net single premium which would be required to provide the insurance at the age of the Insured Child on the date of the valuation. For 31 days after each policy anniversary, the value will not be less than on the anniversary. The cash value will be paid: (a) to the Insured Child as Owner if insurance on his or her life is exchanged; or (b) to each surviving Insured Child as Owner if the Rider is terminated under (c) of the Termination provision.

The cash value of paid-up insurance under this Rider will not increase the cash value of the Policy to which the Rider is attached. This Rider has no loan value.

Date of Issue. The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The insurance provided by this Rider will be in force from the Date of Issue of the Rider.

Not Contestable After Two Years. This Rider will not be contestable after it has been in force for two years from the Date of Issue of the Rider.

Suicide Within Two Years. If the Insured dies by suicide within two years from the Date of Issue of this Rider

 .    The Rider will not become paid-up under the Paid-up Benefit provision;

 .    The Rider will terminate; and

 .    The premiums paid for the Rider will be added to the policy proceeds.

Age of Insured. If the age of the Insured has not been correctly stated, the amount of this Rider will be corrected. The amount will be that which the premium for this Rider would have purchased for the correct age.

Contract. A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

Paid-up Benefit. If the Insured dies while premiums are being paid for this Rider, it will become fully paid-up for the Amount Insured; and no further premiums will be due.

Extra Amount of Insurance. The Company will provide an extra amount of insurance on an Insured Child for 90 days at no extra charge when:

 .    that Insured Child marries;
 .    a child is born to that Insured Child;
 .    a child is legally adopted by that Insured Child.

The extra amount of insurance will be four times the Amount Insured under this Rider. On receipt of proof that that Insured Child died within 90 days after the marriage, birth or adoption, the Company will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Amount Insured if any 90 day periods overlap.

Beneficiary Of This Rider. The Beneficiary of this Rider: (a) will be the Insured, if the Insured is living; (b) will be the estate of the Insured Child upon whose death payment is to be made, if the Insured is dead; and (c) cannot be changed.

Owner Of This Rider. The Owner of this Rider: (a) will be the Owner of the Policy, if the Insured is living; (b) will be each surviving Insured Child as to the insurance then in force under the Rider on the life of that Insured Child, if the Insured is dead; and (c) cannot be changed.

Exchange Option. The Owner may exchange the insurance in force under this Rider on each Insured Child for a new policy on that Insured Child's Date of Exchange. The Date of Exchange is the 25th birthday of that Insured Child or, if earlier, the Expiry Date of this Rider. An Insured Child's Date of Exchange can be advanced to the date any extra amount of insurance on that Insured Child expires under this Rider. The new policy will be issued:

 .    By New England Mutual Life Insurance Company (called "New England Life");

 .    On the life of the Insured Child;

 .    Without proof of insurability;

 .    With a Face Amount not more than 5 times the Amount Insured under this
     Rider on the Insured Child;

 .    In the same underwriting class as this Rider;

 .    With a current Policy Date and Age of Insured;

 .    On any plan of Life or Endowment insurance, with a level face amount, issued by New England Life on the Policy Date of the new policy;

 .    On a policy form and at premium rates in use by New England Life on the
     Policy Date of the new policy; and

 .    Subject to any assignments and limitations to which this Rider is subject, and to the exchange cost described below.

The exchange may be made only with the consent of New England Life if:

 .    The amount of insurance to be exchanged is less than New England Life's published minimum limits of issue; or

 .    Any Rider other than a Purchase Option Rider is to be attached to the new policy.

Exchange Cost. The exchange is subject to payment of the first premium for the new policy.

Purchase Option Rider on New Policy. The new policy may be issued with a Purchase Option Rider. If so, the rider will provide that the Owner can purchase an additional policy on each option date on the life of the Insured Child whose insurance was exchanged. The option dates will be the policy anniversaries when that Insured Child's age is 22, 25, 28, 31, 34, 37 and 40. Each additional policy will be issued:

 .    By New England Life;

 .    Without proof of insurability;

 .    With a Face Amount not more than the Face Amount of the policy to which the rider is attached;

 .    In the same underwriting class as the rider;

 .    On any plan of Whole Life or Endowment insurance, with a level face amount, issued by New England Life on that option date;

 .    On a policy form and at premium rates in use by New England Life on that option date; and

 .    Subject to New England Life's published minimum limits of issue.

Premiums for the Purchase Option Rider will be based on the rates in use by New England Life on the Date of Exchange.

Termination. This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy other than by death of the Insured; (c) receipt at the Administrative Office of the Company of written election signed by the Owner of the Rider to terminate the Rider; or (d) the Expiry Date shown for the Rider in the Policy Schedule.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger          Kernan F. King

/s/                      /s/
President                Secretary

                                                                          NEV-72

Rider:    Waiver of Premiums - Disability of Insured

The Company agrees to waive premiums for the Policy and all Riders on receipt of proof that total disability of the Insured:

Started while this Rider was in force; and

Has continued for at least six months.

Definitions
"Total disability" means disability of the Insured:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of the Insured when total disability started: and thereafter means engaging in any occupation for which the Insured is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Insured has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Insured is working for pay or profit.

Exclusion

This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war.

Premiums to be Waived
After total disability has continued for at least six months, premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No premiums will be waived beyond the policy anniversary on which the Insured is age 65 unless:

 .    Total disability has been continuous for the full five year period which ends on that policy anniversary; and

 .    Timely proof of disability has been received by the Company during the five years.

Premiums will not be waived for any period more than one year before proof of total disability is received by the Company at its Administrative Office.

Any premiums due before the Company approves a claim for waiver of premium should be paid as due; and the Company will refund to the Owner the portion of any premiums which were paid but are later waived.

Proof of Disability
Proof of total disability must be furnished:

 .    During the life of the Insured; and

 .    During the period of total disability; and

 .    Not more than one year after (a) the due date of a premium in default; or
     (b) the policy anniversary on which the Insured is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Policy Benefits
The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Insured, and without the occurrence of total disability of the Insured, for two years from the Date of Issue of the Rider.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of:

 .    Failure to pay any premium for the Policy or for the Rider by the end of its grace period;

 .    Termination of the Policy;

 .    Death of the Insured; or

 .    Receipt by the Company at its Administrative Office of written election signed by the Owner of the Policy to terminate the Rider.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto               H. James Wilson
/s/                            /s/
President                      Secretary

                                                                          NEV-76

Rider:    Waiver of Premiums - Death of Applicant


The Company agrees to waive premiums for the Policy and all Riders for a limited period on receipt of proof of the death of the person named in the application for this Rider (called "Applicant").

Waiver of Premiums Upon Death of Applicant
Premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which the Applicant dies; and

 .    Which ends on the policy anniversary on which the Insured is age 21. The
     Company will refund the portion of any premiums which were paid but are later waived.

Policy Benefits
The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1.) No premium will be due or payable for the Rider for any period after the death of either the Applicant or the Insured or the termination of the Rider.

Default in Premium Payment
Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days
If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if the Applicant is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time
This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that the Applicant is then insurable; and

 .    Payment, while the Applicant is living, of each overdue premium, plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement
This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the premium in default.

Date of Issue
The Date of Issue of This Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Applicant for two years from its Date of Issue.

Suicide Within Two Years
If the Applicant dies by suicide within two years from the Date of Issue of this Rider, premiums will not be waived; the Company will refund the premiums paid for the Rider.

Age of Applicant
If the age of the Applicant has not been correctly stated in the application for this Rider, the values and benefits will be corrected to the amounts which the total premiums paid for the Policy and all its Riders would have purchased for the correct age.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy; (c) death of the Insured; or (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider.

New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto                 H. James Wilson
/s/                              /s/
Secretary                        President

                                                                          NEV-77

Rider:   Waiver of Premiums - Death or Disability of Applicant

The Company agrees to waive premiums for the Policy and all Riders for a limited period on receipt of proof of:

 .    The death of the person named in the application for this Rider (called
     "Applicant"); or

 .    The total disability of the Applicant, which starts while this Rider is in force and which continues for at least six months.

Waiver of Premiums Upon Death of Applicant

Premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which the Applicant dies; and

 .    Which ends on the policy anniversary on which the Insured is age 21.

The Company will refund the portion of any premiums which were paid but are later waived.

Waiver of Premiums During Total Disability of Applicant
After total disability has continued for at least six months, premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No premiums will be waived beyond the policy anniversary on which the Insured is age 21 or the Applicant is age 65 whichever occurs first. Premiums will not be waived for any period more than one year before proof of total disability is received by the Company at its Administrative Office.

Any premiums due before the Company approves a claim for waiver of premium should be paid as due; and the Company will refund to the Owner the portion of any premiums which were paid but are later waived.

Definitions
"Total disability" means disability of the Applicant:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Applicant from working for pay or profit.

During the first 36 months of disability "working" means engaging in the occupation which was the regular occupation of the Applicant when total disability started; and thereafter means engaging in any occupation for which the Applicant is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Applicant when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Applicant has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Applicant is working for pay or profit.

Exclusion
This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war.

Proof of Disability
Proof of total disability must be furnished:

 .    During the life of the Applicant; and

 .    During the period of total disability; and

 .    Not more than one year after (a) the due date of a premium in default; or
     (b) the policy anniversary on which the Applicant is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Policy Benefits
The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1.) No premium will be due or payable for the Rider for any period after the death of either the Applicant or the Insured or the termination of the Rider.

Default in Premium Payment
Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days
If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if the Applicant is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time
This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that the Applicant is then insurable; and

 .    Payment, while the Applicant is living, of each overdue premium plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement
This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the premium in default.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Applicant, and without the occurrence of total disability of the Applicant, for two years from the Date of Issue of the Rider.

Suicide Within Two Years
If the Applicant dies by suicide within two years from the Date of Issue of this Rider, premiums will not be waived; the Company will refund the premiums paid for the Rider.

Age of Applicant
If the age of the Applicant has not been correctly stated in the application for this Rider, the values and benefits will be corrected to the amounts which the total premiums paid for the Policy and all its Riders would have purchased for the correct age.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy; (c) death of the Insured; or (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto          H. James Wilson
/s/                       /s/
President                 Secretary

                                                                          NEV-82

Rider:  Change to a New Insured

The Company agrees that the Policy to which this Rider is attached can be changed to a new policy on the life of a new insured.

Conditions. The change can be made only:

 .    Upon application signed by the Owner of this Policy and by the new insured;

 .    Subject to proof that the new insured is insurable;

 .    If the Owner of this Policy has an insurable interest in the life of the new insured; and

 .    If the Insured under this Policy is living on the Date of Issue of the new policy.

Riders can be attached to the new policy only with the consent of the Company.

This Policy will terminate at the end of the day prior to the Date of Issue of the new policy. The new policy will take effect on its Date of Issue.

The New Policy. The new policy will be issued:

 .    On any plan of Variable Life insurance issued by the Company on the Policy
     Date of the new policy;

 .    With a Policy Date the same as this Policy or, if later, the same as the policy anniversary which next follows the new insured's date of birth;

 .    With a Cash Value on its Date of Issue which is equal to the Cash Value of this Policy on the date it terminates;

 .    On a policy form and at premium rates in use by the Company on the Policy
     Date of the new policy;

 .    Subject to any assignments and Policy Loans on this Policy; and

 .    Subject to payment of the first premium for the new policy.

Premiums for the new policy will be based on the new insider's sex and age on the Policy Date of the new policy. The Date of Issue of the new policy will be the first day of the policy month which starts on or next follows:

 .    The approval by the Company of the application for the change; and

 .    Payment to the Company of the first premium for the new policy.

Face Amount of the New Policy. The new policy will be issued:

 .    With a Face Amount (Guaranteed Minimum Death Benefit) equal to the Face
     Amount of this Policy if the Cash Value transferred to the new policy will support a Variable Death Benefit equal to or greater than the Face Amount; or, if it will not,

 .    With as great a Face Amount and equal Variable Death Benefit as the Cash
     Value transferred to the new policy will support.

Contract. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination. This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) failure to pay any premium for the Policy by the end of its grace period; or (c) change of the Policy to a new policy under the provisions of the Rider.

                            New England Variable Life Insurance Company
                            501 Boylston Street, Boston, Massachusetts

John A. Fibiger                   Kernan F. King
/s/                               /s/
President                         Secretary

                                                                          NEV-94

Rider:  Exclusion from Waiver of Premiums Benefits

The Waiver of Premiums Rider that is attached to Policy Number
____________________________is reinstated subject to the terms of this Rider.


Exclusion from Waiver of Premiums Benefits. The Waiver of Premiums Rider excludes certain risks. By means of this Rider, the Company also excludes the risk and will not waive premiums for total disability which results from:



Contract. This Rider is made a part of the Waiver of Premiums Rider, which would not otherwise be reinstated. No provisions of the Waiver of Premiums Rider are changed except as provided in this Rider.

Acceptance. The Owner accepts the Waiver of Premiums Rider with full knowledge and understanding of the effect of this Rider.


___________________________Date  _____________________________________Owner


                    New England Variable Life Insurance Company
                    501 Boylston Street, Boston. Massachusetts



John A. Fibiger                  Kernan F. King
/s/                              /s/
President                        Secretary

                                                                        NEV-95-1

Rider:    Aviation Limitation

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Aviation Limitation. If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other Riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

Any Spouse Insurance Rider and Children's Insurance Rider attached to the Policy will terminate and no Paid-Up Benefit will be provided if the Insured under the Policy dies in an Aviation Death.

Aviation Death. The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

Aviation Death Benefit. If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

 .    The reserve for the Policy; plus

 .    The reserve for any other Riders which provide an insurance benefit upon the death of the Insured; less

 .    Any Policy Loan Balance.

If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

 .    The total premiums paid for the Policy; plus

 .    The total premiums paid for any Riders which provide an insurance benefit upon the death of the Insured; plus

 .    The total of any Unscheduled Payments made for the Policy; and less

 .    The total amount of partial surrenders and partial withdrawals; and less

 .    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

Contract. This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider will not lapse if the Policy lapses, but will continue to apply to any insurance continuing after lapse of the Policy. This Rider has no cash value.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger                Kernan F. King
/s/                            /s/
President                      Secretary

                                                                        NEV-96-1

Rider:    Military and Naval Aviation Limitation

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Aviation Limitation. If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other Riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

Any Spouse Insurance Rider and Children's Insurance Rider attached to the Policy will terminate and no Paid-Up Benefit will be provided if the Insured under the Policy dies in an Aviation Death.

Aviation Death. The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of military or naval aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

Aviation Death Benefit. If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

 .    The reserve for the Policy; plus

 .    The reserve for any other Riders which provide an insurance benefit upon the death of the Insured; less

 .    Any Policy Loan Balance.

If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

 .    The total premiums paid for the Policy; plus

 .    The total premiums paid for any Riders which provide an insurance benefit upon the death of the Insured; plus

 .    The total of any Unscheduled Payments made for the Policy; and less

 .    The total amount of partial surrenders and partial withdrawals; and less

 .    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

Contract. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider will not lapse if the Policy lapses, but will continue to apply to any insurance continuing after lapse of the Policy. This Rider has no cash value.



New England Variable Life Insurance Company
501 Boylston Street, Boston Massachusetts



John A. Fibiger          Kernan F. King
/s/                      /s/
President                Secretary

                                                                        NEV-98-1

Rider:   New York Limitation on Juvenile Insurance

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Limitation on Amount of Insurance. The total amount of life insurance on the life of the Insured under this Policy, and under any other policy or policies in force in this or any other company on the Date of Issue of this Policy, is subject to a maximum limit. This limit is required by the Insurance Law of the State of New York. This limit applies until the age of the Insured is fourteen years and 6 months.

To the extent that life insurance under this Policy is in excess of the maximum limit, it will not be valid, nor payable as a claim by death. Insurance which has a more recent date of issue than other insurance will be the first to be deemed the excess insurance. The liability of the Company will be limited to the Refund Benefit described below.

Maximum Limit. The maximum limit while the Insured is under the age of four years and 6 months is the greater of:

 .    $5,000; and

 .    25% of the amount of life insurance in force on the life of the Applicant for this Policy on the Date of Issue of this Policy.

The maximum limit while the Insured is age four years and 6 months or more and under the age of fourteen years and 6 months is the greater of:

 .    $10,000; and

 .    50% of the amount of life insurance in force on the life on the Applicant for this Policy on the Date of Issue of this Policy.

Any life insurance on the life of the Insured which is not in excess of the maximum limit when issued will not be deemed to be in excess because of any later reduction in the amount of life insurance in force on the life of the Applicant for this Policy. In determining the amount of life insurance on the life of the Insured or on the life of the

Applicant for this Policy, the following amounts will not be included:

 .    Return of premium benefits;

 .    Accidental death benefits;

 .    Any additional insurance provided by the use of dividends; and

 .    Any death benefit above the guaranteed minimum death benefit under a variable life policy.

Refund Benefit. Upon receipt of proof satisfactory to the Company that all or any part of the life insurance on the life of the Insured under this Policy is then in excess of the maximum limit, or was in excess at the death of the Insured, the Company will pay a Refund Benefit. Upon payment of the Refund Benefit, all liability of the Company with respect to the excess insurance will terminate.

The Refund Benefit will consist of:

 .    Premiums paid on that portion of life insurance under the Policy in excess of the maximum limit; plus

 .    Interest from the due date of each premium at the rate of 4% per year compounded yearly; plus

 .    Any Costs of Insurance charged against the Cash Value of the policy which are attributable to the excess insurance; and less

 .    Any partial surrenders or partial withdrawals attributable to the excess insurance; and less

 .    Any Policy Loan Balance charged against the Policy which is attributable to the excess insurance.

Any Refund Benefit payable while the Insured is living will be paid to the Owner of the Policy. Any Refund Benefit payable upon the death of the Insured will be paid to the Beneficiary. No Refund Benefit will be payable if the Company has made payment as a death claim of any excess insurance without having received proof that the insurance was in excess of the maximum limit.

Contract. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider will not lapse if the Policy lapses, but will continue to apply to any insurance continuing after lapse of the Policy. This Rider has no cash value.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts



John A. Fibiger          Kernan F. King
/s/                      /s/
President                Secretary

                                                                          NEV-99

Rider:  New York Limitation on Children's Insurance

The Children's Insurance Rider attached to this Policy is issued by the Company subject to the provisions of this Rider.

Limitation on Amount of Insurance. The total amount of life insurance on the life of each Insured Child under the Children's Insurance Rider, and under any other policy or policies in force in this or any other company on the Date of issue of the Children's Insurance Rider, is subject to a maximum limit. This limit is required by Section 147 of the Insurance Law of the State of New York. This limit applies to each Insured Child until the age of that Insured Child is fourteen years and 6 months.

To the extent that life insurance on the life of an Insured Child under the Children's Insurance Rider is in excess of the maximum limit, it will not be valid, nor payable as a claim by death. Insurance which has a more recent date of issue than other insurance will be the first to be deemed the excess insurance. The liability of the Company will be limited to the Refund Benefit described below.

Maximum Limit. The maximum limit for any Insured Child while the Insured Child is under the age of four years and 6 months is the greater of:

 .    $5,000; or

 .    25% of the amount of life insurance in force on the life of the Applicant for the Children's Insurance Rider on the Date of Issue of the Children's Insurance Rider.

The maximum limit for any Insured Child while the Insured Child is age four years and 6 months or more and under the age of fourteen years and 6 months is the greater of:

 .    $10,000; or

 .    50% of the amount of life insurance in force on the life of the Applicant for the Children's Insurance Rider on the Date of Issue of the Children's Insurance Rider.

Any life insurance on the life of an Insured Child which is not in excess of the maximum limit when issued will not be deemed to be in excess because of any later reduction in the amount of life insurance in force on the life of the Applicant for the Children's Insurance Rider. In determining the amount of life insurance on the life of an Insured Child or on the life of the Applicant for the Children's Insurance Rider, the following amounts will not be included:

 .    Return of premium benefits;
 .    Accidental death benefits;
 .    Any additional insurance provided by the use of dividends; and
 .    Any death benefit above the guaranteed minimum death benefit provided under a variable life policy.

Refund Benefit. Upon receipt of proof satisfactory to the Company that all or any part of the life insurance on the life of an Insured Child under the Children's Insurance Rider is then in excess of the maximum limit, or was in excess at the death of the Insured Child, the Company will pay a Refund Benefit. Upon payment of the Refund Benefit, all liability of the Company with respect to the excess insurance will terminate.

The Refund Benefit will consist of:

 .    Premiums paid on that portion of life insurance under the Children's
     Insurance Rider in excess of the maximum limit; plus

 .    Interest from the due date of each premium at the rate of 4% per year compounded yearly.

The amount of the Refund Benefit will not be less than $3.30 per $1,000 of excess insurance multiplied by the number of years and any fraction of a year that premiums were paid while the child was an Insured Child.

Any Refund Benefit payable with respect to excess insurance on the life of an Insured Child who is still living will be paid to the Owner of the Children's Insurance Rider. Any Refund Benefit payable upon the death of an Insured child will be paid to the Beneficiary of the Children's Insurance Rider. No Refund Benefit will be payable if the Company has made payment as a death claim of any excess insurance without having receive proof that the insurance was in excess of the maximum limit

Contract. This Rider is made a part of the Policy to which it attached if the Rider is listed in the Policy Schedule. The limitation of liability under this Rider will also apply to any life insurance in force under the Paid-up Benefit provision of the Children's Insurance Rider. This Rider has no cash value.

New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger        Kernan F. King
/s/                    /s/
President              Secretary

                                                                      NEV-286-88

Endorsement

As of the Endorsement Date the following changes are made:

"The Fixed Account. The Fixed Account is a segmented fund within the general account of the Company.

If you elect the Fixed Account, the first date on which money is applied to the Fixed Account for the Policy is the latest of:

 .     45 days after Part 1 of the Application is signed;

 .     10 days after the Company mails the separate Notice of Withdrawal Right;

 .     The date the first premium is received by the Company; and

 .     The effective date of the election of the Fixed Account.

Before this date, the value of the portion of the net premium and any net Unscheduled Payment allocated to the Fixed Account will depend on the net investment performance of the Money Market sub-account of the Variable Account.

Each future net premium allocated to the Fixed Account will be applied as of its due date. Each net Unscheduled Payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Administrative Office. Each transfer to the Fixed Account will be applied as of the transfer date.

Fixed Account Interest. The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 5%. The effective interest rate used on your Policy will be the weighted average of all such rates for your Policy.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's share of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a dally basis.

Restriction of New Amounts Applied to the Fixed Account. The Company reserves the right to restrict new amounts applied to the

Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 5%.

Transfers Out of the Fixed Account. You can transfer a limited portion of the Policy's share of the Fixed Account to the sub-accounts once within 30 days before each policy anniversary. The transfer will be limited to the greater of:
15% of the Policy's share of the Fixed Account; and the amount of the Policy's share of the Fixed Account transferred to the sub-accounts the prior year.

Endorsement Date:

Election of the Fixed Account. You can elect to have future net premiums and future net Unscheduled Payments applied to the Fixed Account. (See Section 1 for net annual premiums.) You can change the election for future net premiums and future net Unscheduled Payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion to be applied to the Fixed Account must be a whole percent of the net premium and net Unscheduled Payment not less than 10."

is added to the Policy.

Modification of the Contract Section

"Postponement of Surrenders, Transfers and Loans From The Fixed Account. The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, in will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company."

is added to the Contract Section.

Modification of the Premiums Section

"The amount will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account."

is substituted for

"The amount will be deducted in the same proportion as the Policy is invested in the sub-accounts."

in the Special Premium Option provision.

Modification of the Unscheduled Payments Section

"Each net Unscheduled Payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Administrative Office."

is added.

Modification of the Variable Account Section

     "Each future net premium allocated to the Account will be invested as of its due date. Each net Unscheduled Payment allocated to the Account will be invested as of the date it is received by the Company at its Administrative Office."

is substituted for the third paragraph of the Sub-Accounts provision.

     "The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted in the limit of 10.

     The values and benefits of a policy depend on: the investment performance of the portfolios in which the elected sub-accounts are invested; and the interest credited to the Policy's share of the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy."

is substituted for the fifth and sixth paragraphs of the Sub-Accounts provision.

     "After the Right to Return the Policy period you can transfer all or a portion of the Policy's existing share in a sub-account to another sub-account or to the Fixed Account. (See the Restriction of New Amounts Applied to the

     Fixed Account provision.)"

is substituted for the first sentence of the Transfer Option provision.

Modification of the Nonpayment of Premiums Section

     "If the Policy is lapsed to Fixed Paid-Up Insurance or Fixed Extended Term Insurance, it will not be affected by: the investment performance of the Account; and the interest rates used for the Fixed Account."

is substituted for the last sentence in the Lapse of Policy provision.

     "Lapse Options. If the Policy lapses because a premium is not paid, any Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default will be: transferred from the Fixed Account and the Account to the general account of the Company and used to continue the Policy in force either as Fixed Paid-Up Insurance or Fixed Extended Term Insurance as stated below; or left in the Fixed Account and the Account and used to continue the Policy in force as Variable Paid-Up Insurance as stated below. Any Riders will lapse unless otherwise stated in the Rider. Any Policy Loan Balance will terminate when the Net Cash Value is used for this purpose."

is substituted for the Lapse Options provision.

     "Variable Paid-Up Insurance has Cash Values and Loan Values. The Cash Value and Loan Value can increase or decrease on a daily basis, depending on: the investment performance of the elected sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return, Section 10.)

     The Cash Value of the Variable Paid-Up Insurance is equal to: the Policy's share of the elected sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 12.) The amount of the Cash Value depends on: investment performance of the elected sub-accounts; interest credited to the Policy's share of the Fixed Account; cost of insurance charges; transfers among sub-accounts and the Fixed Account; and Policy Loans.

     The cost of insurance is deducted from the Cash Value:

     .     On the last day of each policy month; and

     . On the date the Policy is surrendered if it is other than the last day of the policy month.

     The cost of insurance will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account."

is substituted for the fourth and fifth paragraphs of the Variable Paid-Up Insurance Option provision.

Modification of the Cash Value of the Policy Section

     "Cash Value. The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account until the later of: 45 days after Part I of the Application is signed; and 10 days after the Company mails the separate Notice of Withdrawal Right. Thereafter, the Cash Value of the Policy if all premiums due have been paid is equal to: the Policy's share of the elected sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 12.) The amount of the Cash Value depends on: the frequency and amount of net premiums; the frequency and amount of net Unscheduled Payments; investment performance of the elected sub-accounts; interest credited to the Policy's share of the Fixed Account; Monthly Deductions; cost of insurance charges; partial surrenders; partial withdrawals; the use of the Special Premium Option; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the elected sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return below.)"

is substituted for the first and second paragraphs of the Cash Value provision.

     "The monthly charges will be deducted in the same proportion as the Cash Value of Policy is in the sub-accounts and the Fixed Account."

is substituted for

     "The monthly charges will be deducted in the same proportion as the Policy is invested in the sub-accounts."

in the Monthly charges provision.

     "Unless you request otherwise, a partial withdrawal will reduce: first, the Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account."

is substituted for

     "A partial withdrawal will reduce the Policy's share of the sub-accounts proportionately, unless you request otherwise."

in the Partial Withdrawal and Partial Surrender provision.

     "Unless you request otherwise, a partial surrender will reduce: first, the Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account."

is added to the Partial Withdrawal and Partial Surrender provision.

     "Base Investment Return. The Policy has a Base Investment Return for each Valuation Period for its share of each elected sub-account and of the Fixed Account. The Policy's Base Investment Return is the amount which would be earned by the Policy's share if the sub-account had investment performance and the Fixed Account had interest credited at a rate equivalent to an annual effective rate of 5%. The Base Investment Return is used in the determination of: the Tabular Value; and the Variable Death Benefit under the Variable Paid-Up Insurance Option."

is substituted for the Base Investment Return provision.

     "The Policy has an Actual Investment Return for each Valuation Period for its share of each elected sub-account and of the Fixed Account.

     The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:


 .    (a)  is equal to the Policy's share of the Fixed Account as of the end of the Valuation Period;
                   PLUS

     the monthly charges deducted in the Valuation Period;
                   MINUS

     any net premium and net Unscheduled Payment credited during the Valuation Period;

                   PLUS

     the total of the partial surrenders and partial withdrawals made during the Valuation Period;
                   PLUS

     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value; and


 .    (b)  is equal to the Policy's share of the Fixed Account for the most recent Valuation Period."

is added to the Actual Investment Return provision.

Modification of the Policy Loans Section

     "Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, the Policy's share of the Fixed Account, except as noted below in the interest on Loans; Policy Loan Balance provision."

is substituted for

     "Policy Loans will reduce the Policy's share of the sub-accounts proportionately, unless you request otherwise."

in the Policy Loans provision.

     "Unless the Policy is lapsed for Fixed Paid-Up Insurance or Fixed Extended Term Insurance, the Loan Value of the Policy is the amount which with loan interest will equal: 90% of the Cash Value of the Policy projected to the next policy anniversary or, if earlier, to the next premium due date; less the Surrender Charge on the next loan interest due date or, if greater, on the date the loan is made."

is substituted for the first sentence of the Loan Value provision.

     "Loan interest not paid when due will be added to the Loan and will bear interest; when loan interest is added to the Loan, the Policy's share of the sub-accounts and of the Fixed Account will be reduced proportionately."

is substituted for the last sentence of the Interest on Loans; Policy Loan Balance provision.

     "Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts."

is substituted for

     "Loan repayments will be allocated in the same proportion as the Policy is invested in the sub-accounts, unless you request otherwise."

in the Repayment of Loans provision.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


John A Fibiger             Kernan F. King
/s/                        /s/
President                  Secretary

                                                                      NEV-303-88

Endorsement

As of the Date of Issue of this Policy, the following provision is substituted for the Not Contestable After Two Years provision in the Contract section:

     "Not Contestable After Two Years
     Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance. The insurance issued under this Policy will not be contestable after it has been in force during the life of the Insured:

     . With respect to the amount of Death Benefit which results from other than Unscheduled Payments, for two years from the Date of Issue; and

     . With respect to any Death Benefit which results from an Unscheduled Payment for which proof is required that the Insured is insurable, for two years from the date that Unscheduled Payment is received."


New England Variable Life insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


John A. Fibiger          Kernan F. King
/s/                      /s/
President                Secretary

                                                                 Exhibit 1.A5(b)

                                                                          NEV-40


Rider:    Temporary Term Insurance

The Company agrees that the Policy and its Riders will be in force as temporary term insurance from the Date of Issue to the Policy Date. During that period the amounts of insurance under the Policy and its Riders will be the same as the amounts on the Policy Date.

The premium for this Rider is due on the Date of Issue in the amount shown in the Policy Schedule.

During the temporary term insurance period the Policy will have no cash or loan value.

This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.



New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts



John A. Fibiger         Kernan F. King
/s/                     /s/
President               Secretary